UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2012

EXPEDIA, INC.

(Exact name of Registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation)

000-51447	20-2705720
(Commission File Number)	(IRS. Employer Identification No.)

333 108th Avenue NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 17, 2012, Dr. John C. Malone tendered his resignation as a member of the Board of Directors (the “Board”) of Expedia, Inc. (“Expedia”), to be effective immediately prior to the election of a Liberty Interactive Corporation (“Liberty”) designee to fill the vacancy created by his resignation.

Pursuant to the Amended and Restated Governance Agreement between Expedia, Liberty and Mr. Barry Diller, dated as of December 20, 2011, Liberty (which is a stockholder of Expedia) currently has the contractual right to nominate two directors for election to the Board, so long as certain stock ownership requirements are satisfied. Dr. Malone, who currently serves as the chairman of the board of directors of Liberty, was one of Liberty’s nominees to the Board. Liberty also has the contractual right to designate a replacement director to fill the vacancy created by Dr. Malone’s resignation and Liberty has initiated the process to designate such replacement director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Date: September 21, 2012